U.S. PAWN, INC.

                             STOCK OPTION AGREEMENT
                  UNDER THE: 1995 DIRECTORS' STOCK OPTION PLAN

Between:

U.S. PAWN, INC. (the "Company") and STANLEY M. EDELSTEIN, (the "Director") dated June 2, 1996.

     The Company hereby grants to the Director an option (the "Option") to purchase 3,000 shares of the Company's common stock under the U.S. Pawn. Inc. 1995 Directors' Stock Option Plan (the "Plan") upon the following terms and conditions:

     1. Purchase Price. The purchase price of the stock shall be $1.70 per share, which is not less than the fair market value of the average closing bid and ask price for the Company's common stock as reported by NASDAQ for the trading period two weeks before and two weeks after December 28, 1995. This Option may not be exercised for less than seventy-five shares at any time unless the number of shares purchased is the total number of purchasable at the time under the Option.

     2. Incentive Stock Option. The Option shall be an Incentive Stock Option, as defined in the Plan.

     3. Period of Exercise. The Option will expire ten years from the date of this Agreement. The Option may be exercised only while the Director is a member of the Company's Board of Directors ("Board) or within six months thereafter pursuant to Section 6.

     Where the Director holds (whether under this Option alone or under this Option in conjunction with other stock options) stock options upon shares of the Company's common stock having an aggregate fair market value (determined at the time of grant of each option) exceeding $100,000, the $100,000 Limitation set forth in Section 4 below may impose additional limitations upon the exercisability of this Option and any other stock options granted to the Director. Such limitations are in addition to and not in lieu of, the limitations set forth in this Section 3.

     4. $100 000 Limitation. Notwithstanding an~thing to the contrary contained herein, the total fair market value (determined as of the date of grant of an option) of shares of stock with respect to which this Option (and any other stock options granted by the Company) shall become exercisable for the first time during any calendar year shall not exceed $100,000. (Hereinafter this limitation is sometimes referred to as the "$100,000 Limitation.") If in any calendar year shares of stock having a fair market value of more than $100,000 first would become exercisable, but for the limitations of this section, this Option shall be exercisable in such calendar year only for shares having a fair mark,et value not exceeding $100,000. (Hereinafter, shares with respect to which this Option is not exercisable in a calendar year due to the $100,000 Limitation are referred to as "Excess Shares.")

     This Option shall become exercisable with respect to Excess Shares from a calendar year in the next succeeding calendar year (subject to any other usp\EDE I DSO.  DOC

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restrictions  on exercise  which may be  contained  herein),  provided  that the
$100.000 Limitation shall also be applied to such succeeding calendar year. Subject TO the term or this Option, such carryovers of Excess Shares shall be made to succeeding calendar years, including carryovers of any Excess Shares from previous calendar years, without limitation.

     If as of the date of this Agreement the Director already holds stock options granted by the Company (hereinafter any such stock options are referred to as "Prior Options"), and the fair market value (determined as the date of grant of each option) of the shares subject to this Option and the Prior Options held by the Director is such that the $100.000 Limitation must be imposed, the $100,000 Limitation shall be applied as follows unless a special provision is made. If no special provision is made. the $100,000 Limitation shall be applied by giving priority to options which first become exercisable during a calendar year under the Prior Options. Thus, in applying the $100,000 Limitation under this Option the fair market value (determined as of the date of grant) of the shares of stock with respect to which options first become exercisable under the Prior Options during the calendar year shall first be determined. Only the balance remaining for the calendar year of the $100,000 Limitation, if any, may be exercisable under this Option for the calendar year, with any excess to be carried over as provided in the preceding paragraph, but with such carryover also to be subject to the provisions of this paragraph.

     Director acknowledges that it is possible that he may be granted incentive stock options by the Company after the date of this Agreement. (Hereinafter such options are referred to as "Subsequent Options.") If the exercise price of a Subsequent Option is less than the exercise price of this Option, and if permitted under the regulations and decisions applicable to the $100,000 Limitation, Director agrees that the Company may reduce the number of shares of stock for which this Option is exercisable in specified calendar years, so that all or part of the $100,000 Limitation for said calendar years may be applied to such Subsequent Option. permitting earlier exercise of such Subsequent Option than would otherwise be possible. Where such reductions are made, Director agrees to enter into any appropriate documentation to implement such reductions.

     Director further acknowledges that, as provided in the Plan, in certain circumstances connected with a dissolution or liquidation of the Company, or a merger, consolidation or other form of reorganization in which the Company is not the surviving corporation, the imposition of the 5100,000 Limitation may result in the termination of all or part of this Option or other stock options.

     5. Transferability. This Option is not transferable except by will or the laws of descent and distribution and may be exercised during the lifetime of the Director only him.

     6.  Termination  of   Directorship.   In  the  event  that  the  Director's
participation on the Board terminates for any reason, the Option may be exercised by the Director within six months after the date of such termination.

     7. Investment Representation; Legend. The Director represents and agrees that all shares of common stock purchased by him under this Agreement will be purchased for investment purposes only and not with a view to distribution or resale. The Company may require that an appropriate legend be inscribed on the face of any certificate issued under this Agreement, indicating that transfer of the shares is restricted,

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and may place an  appropriate  stop transfer  order with the Company's  transfer agent with respect to such shares.

     8. Method of Exercise. The Option may be exercised. subject to the terms and conditions of this Agreement, by written notice to the Company. The notice shall be in the form attached to this Agreement and will be accompanied by payment (in such form as the Company may specify) of the full purchase price of the shares to be issued. The Company will issue and deliver certificates representing the number of shares purchased under the Option. registered in the name of the Director as soon as practicable after receipt of the notice.

     9. Withholding. In any case where withholding is required or advisable under federal. state or local law in connection with any exercise by Director hereunder, the Company is authorized to withhold appropriate amounts from amounts payable to Director, or may require Director to remit to the Company am amount equal to such appropriate amounts.

     10. Incorporation of Plan. This Agreement is made pursuant to the provisions of the Plan, which is incorporated by reference herein. Terms used herein shall have the meaning employed in the Plan, unless the context clearly requires otherwise. In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall govern.

ACCEPTED:                                      U.S. PAWN, INC.


/s/  Stanley M. Edelstein                      /s/  Melvin Wedgle
-------------------------------                --------------------------------
Stanley M. Edelstein, Director                 Melvin Wedgle, President



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

                                U.S. PAWN, INC.

                  NOTICE OF E,EXERCISE OF STOCK OPTION ISSUED
                  UNDER THE 1995 DIRECTORS' STOCK OPTION PL\N

         To:      Compensation Committee
                  U.S.  Pawn, Inc.
                  7215 Lowell Boulevard
                  Westminster, CO 80030

     I   hereby    exercise    my    Option    dated    June    22,    1996   to
purchase.........................................  shares of no par value common stock of the Company at the option  exercise price of $1.70 per share.  Enclosed is a certified or cashier's check in the total amount of......................., or payment in such other form as the Company has specified.

     I represent to you that I am acquiring said shares for investment purposes and not with a view to any distribution thereof. I understand that my stock certificate may bear an appropriate legend restricting the transfer of my shares and that a stock transfer order may be placed with the Company's transfer agent with respect to such shares.

     I request that my shares be issued in my name as follows:

--------------------------------------------------------------------------------
       (Print your name in the form in which you wish to have the shares registered)

                            -----------------------
                            (Social Security Number)

--------------------------------------------------------------------------------
                              (Street and Number)

--------------------------------------------------------------------------------
(City)                               (State)                        (Zip Code)



Dated:    ...................., 199.....


                                         Signature:
                                                    ----------------------------